                          AMENDMENT NO. 1 TO SUBLEASE

     This Amendment No. 1 to Sublease (this "Amendment") is entered into as of December 1, 1994 (the "Effective Date"), between MCDONNELL DOUGLAS TRAVEL COMPANY, a Maryland corporation ("Sublessor") and STARBASE CORPORATION, a Delaware corporation ("Sublessee").

                                   RECITALS

     A. Sublessor is the lessee under that certain Douglas Plaza Office Lease dated December 9, 1991, as amended by Amendment No. 1 to Office Lease dated as of November 11, 1992 and Amendment No. 2 to Office Lease dated as of November 9, 1993 (said lease and amendments are herein collectively referred to as the "Master Lease"), wherein McDonnell Douglas Realty Company, a California corporation ("Master Lessor"), as successor in interest to The Douglas Development Company - Irvine Partnership in Commendam, leased to Sublessor the Third and Fourth Floors within the building (the "Building") commonly known as 18872 MacArthur Boulevard, City of Irvine, County of Orange, California, as more particularly described in the Master Lease (the "Master Premises").

     B. Sublessor is the sublessor and Sublessee is the sublessee pursuant to a certain written Sublease dated December 2, 1993 (the "Sublease") covering the entire Fourth Floor of the Master Premises, as more fully described in the Sublease (the "Original Premises").

     C. Pursuant to Paragraph 27 of the Sublease, Sublessee has exercised its right to expand the Original Premises by adding the entire Third Floor of the Master Premises, as depicted on EXHIBIT A attached hereto, consisting of approximately 12,276 rentable square feet (the "Additional Premises"). Sublessor and Sublessee are entering into this Amendment to confirm the terms upon which the Sublessee shall hold and occupy the Additional Premises.

                                   AGREEMENT

     1. LEASING OF ADDITIONAL PREMISES. Sublessor hereby subleases to Sublessee, and Sublessee hereby leases from Sublessor, the Additional Premises. Such leasing shall be upon the terms and conditions set forth in this Amendment. All references herein and in the Sublease to the "Premises" shall hereafter mean, unless the context clearly indicates to the contrary, the Original Premises and the Additional Premises; and all references herein and in the Sublease to the "Sublease" shall mean, unless the context clearly indicates to the contrary, the Sublease as amended by this Amendment.

     2.   TERM.

          (a) COMMENCEMENT DATE. Subject to the later provisions hereof, the term of the Sublease with respect to the Additional Premises (the "Additional Premises Term") shall commence (the "Additional Premises Commencement Date") on the earlier of (i) the date Sublessor or Sublessor's architect or general contractor notifies Sublessee that the Additional Premises Improvements (as hereinafter defined) are substantially completed (I.E., fully completed except for punch-list items) in accordance with the approved plans and specifications, or (ii) the date Sublessee commences occupancy of the Additional Premises. Sublessor and Sublessee anticipate that the Additional Premises Term will commence on or before December 1, 1994, but such anticipated Additional Premises Commencement Date shall in no event affect the actual Additional Premises Commencement Date, which shall be determined as set forth in this Section. Unless sooner terminated in accordance with the provisions of the Sublease, the Additional Premises Term shall end on February 13, 1997, unless the Master Lease is earlier terminated for any reason whatsoever, in which event the Sublease shall terminate on such earlier date. Upon termination of the Sublease, Sublessor and Sublessee shall be released from all liabilities and obligations hereunder except as otherwise expressly provided herein. Sublessor shall not be liable to Sublessee if Sublessor does not deliver possession of the Additional Premises to Sublessee on the anticipated Additional Premises Commencement Date. Sublessor's non-delivery of the Additional Premises to Sublessee on that date shall not affect the Sublease or the obligations of Sublessee under the Sublease except that the Additional Premises Commencement Date shall be delayed until Sublessor delivers possession of the Additional Premises to Sublessee with the Additional Premises Improvements substantially completed, unless such failure to deliver is due to Sublessee Delay (as hereinafter defined), in which case the Additional Premises Commencement Date shall be the date that Sublessor would have delivered possession of the Additional Premises to Sublessee with the Additional Premises Improvements substantially completed but for Sublessee Delay. If Sublessor does not deliver possession of the Additional Premises to Sublessee within sixty (60) days after the anticipated Additional Premises Commencement Date, plus periods attributable to Sublessee Delay and force majeure (as hereinafter defined), Sublessee may elect to cancel this Amendment No. 1 by giving written notice to Sublessor within twenty (20) days after the sixty (60)-day period ends (unless Sublessor delivers possession with the Additional Premises Improvements substantially completed prior to receiving such written notice). If Sublessee gives such notice, this Sublease shall be cancelled and neither Sublessor nor Sublessee shall have any further obligations to the other hereunder. If Sublessee does not give such notice, Sublessee's right to cancel this Sublease shall expire and the Additional Premises Term shall



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

commence upon the delivery of possession of the Additional Premises to Sublessee with the Additional Premises Improvements substantially completed.

          (b) EARLY ENTRY. Sublessee and its authorized agents, contractors, subcontractors and employees shall be granted a license by Sublessor to enter upon the Additional Premises, at Sublessee's sole risk and expense, during ordinary business hours at least five (5) days prior to the Additional Premises Commencement Date, for the sole purpose of installing Sublessee's trade fixtures and equipment in the Additional Premises; provided, however, that (i) the provisions of the Sublease, other than with respect to the payment of rent, shall apply during such early entry, including, but not limited to, the provisions of relating to Sublessee's indemnification of Sublessor, (ii) prior to any such entry, Sublessee shall pay for and provide evidence of the insurance to be provided by Sublessee pursuant to the provisions of this Lease,
(iii) Sublessee shall not unreasonably interfere, delay or hinder Sublessor, its agents, contractors or subcontractors in the construction of the Additional Premises Improvements in accordance with the provisions of the Sublease, and
(v) Sublessee shall not commence the operation of business during the period of such early entry. Upon Sublessee's breach of any of the foregoing conditions, Sublessor may, in addition to exercising any of its other rights and remedies set forth herein, revoke such license upon notice to Sublessee. Early entry by Sublessee in accordance with this Section shall not constitute occupancy of the Additional Premises for purposes of establishing the Additional Premises Commencement Date.

          (c) SUBLESSEE DELAY: FORCE MAJEURE. The provisions of the Sublease regarding Sublessee Delay and Force Majeure shall apply to the Additional Premises Commencement Date.

     3.   CONDITION OF ADDITIONAL PREMISES.

          (a) CONDITION OF ADDITIONAL PREMISES. Sublessor's sole construction obligations, if any, regarding improvements for the Additional Premises are set forth in this Amendment. The taking of possession or use of the Additional Premises by Sublessee for any purpose (other than early entry as provided above) shall conclusively establish that Sublessee has inspected the Additional Premises and accepts them as being in good and sanitary order, condition and repair and that the Additional Premises Improvements have been constructed in accordance with the plans and specifications; provided, however, that after the Additional Premises Improvements are substantially completed, and following three (3) business days advance notice from Sublessor to Sublessee (unless the parties agree to an earlier date), Sublessor shall cause its contractor to inspect the Additional Premises with a representative of Sublessee and prepare a punch-list of unfinished items or defects (the punch-list shall be limited to items required to be accomplished by Sublessor under this Sublease) and, except as hereafter provided, Sublessor will complete at its expense all items referenced in such punchlist within fifteen (15) days after receipt of such notice, or as soon thereafter as Sublessor, acting in good faith, can repair, replace or complete the same. Subject to the foregoing and Sublessor's completion of the punch-list, Sublessee acknowledges that Sublessor has made no representation and has given no warranty to Sublessee regarding the fitness of the Additional Premises for Sublessee's intended use. Sublessee shall accept and occupy the Additional Premises in its "AS IS" condition and "WITH ALL FAULTS"; provided, however, that Sublessor agrees to assign to Sublessee any warranties applicable to the Additional Premises Improvements that may be provided to Sublessor by contractors, manufacturers or suppliers, to the extent such warranties are assignable to Sublessee without the consent of third parties.

          (b) TENANT IMPROVEMENTS. Sublessor agrees to complete certain tenant improvements shown or listed in EXHIBIT B attached hereto (the "Additional Premises Improvements") in a manner substantially equivalent in quality to the existing tenant improvements located within the Original Premises. Sublessor will use diligent efforts to complete the Additional Premises Improvements by the anticipated Additional Premises Commencement Date. Plans and specifications, sufficient in detail to permit actual construction, shall be prepared aud approved by Sublessor and delivered to Sublessee at least twenty-five (25) days prior to the anticipated Additional Premises Commencement Date. The proposed plans and specifications shall be reviewed and approved (with any objection described in reasonable detail in writing) by Sublessee within three
(3) business days after Sublessee's receipt. If Sublessee objects to the plans and specifications proposed by Sublessor (which objection must be accompanied by specific reasons and acceptable alternatives thereto), Sublessor shall modify and resubmit them to Sublessee, in which event Sublessee shall approve (or reasonably disapprove) the revised plans and specifications within two (2) business days after Sublessee's receipt. No changes in the final plans and specifications shall be made unless written change orders are signed by both parties. Sublessor shall construct the Additional Premises Improvements in a workmanlike manner in conformity with all applicable laws, codes and regulations of governmental authorities having jurisdiction over the Building and Premises and all valid building permits and other authorizations from appropriate governmental agencies when required, and will be fully responsible for making all alteration or repairs (at no cost to Sublessee) resulting from or necessitated by Sublessor's failure to comply with any such applicable laws, codes and regulations. In the event any changes are made by Sublessee to the final plans and specifications, and such changes result in delays in the completion of the Additional Premises Improvements, neither the Commencement Date nor any obligation of Sublessee hereunder, shall be modified or deferred in any way. In the event Sublessor is not able to substantially complete the Additional Premises Improvements by the Commencement Date due to Sublessor's delay, the Commencement Date shall be modified by the number of days required to substantially complete the Additional Premises Improvements. In connection with Sublessee's approval of the final plans and specifications for the Additional Premises Improvements, Sublessee shall also approve a budget for the completion of the Additional Premises Improvements prepared by Sublessor. Sublessor shall be responsible for and shall contribute ("Sublessor's Contribution") the lesser of (i) fifty percent (50%) of the entire construction cost of the Additional Premises Improvements as shown on the budget, which shall include both hard costs of construction (contractor fees, labor, materials, etc.) and soft costs (architectural and space planning, overhead and supervision fees, etc.) (collectively, "Construction Cost"), or
(ii) $20,000. In other words, if the total Construction Cost is $40,000 or more, Sublessor's Contribution would be $20,000; if the total Construction Cost is less than $40,000, Sublessor's Contribution would be fifty percent (50%) thereof. Sublessee shall be responsible for, and shall pay directly to Sublessor within ten (10) days of Sublessor's statement or invoice therefor (which statement or invoice shall be based on the approved budget) all Construction Cost of the Additional Premises Improvements to the extent such Construction Cost exceeds Sublessor's Contribution. During construction of the Additional Premises Improvements, Sublessee shall not use or otherwise interfere with the use of any portion of the Additional Premises, except as specifically permitted by Sublessor and the appropriate governmental authorities or as otherwise provided herein. Sublessor and Sublessee hereby approve the budget for the Additional Premises Improvements attached hereto as EXHIBIT C.

     4. INCREASED MINIMUM SUBRENT: INCREASED OPERATING EXPENSES. Sublessee shall pay to Sublessor throughout the Additional Premises Term, as rent for the entire Premises [I.E., for the Original Premises and the Additional Premises), without notice or demand and without abatement, deduction or offset, in lawful money of the United States, in advance on or before the first day of each month, the following sums ("Rent" or "rent"):

          (a) MONTHLY RENT. Monthly rent ("Monthly Rent") in the amount of Twenty-Six Thousand Twenty-Three Dollars ($26,023)(I.E., $13,011 for each of the Original Premises and the Additional Premises). Monthly Rent and all other amounts and charges due Sublessor under this Sublease, shall be paid at:



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

               McDonnell Douglas Travel Company 18872 MacArthur
               Boulevard, Suite 300 Irvine, California 92715
               Attention:  Wendell Moen

or such other place or to such other party as Sublessor may designate from time to time by written notice to Sublessee. Until the Additional Premises Commencement Date, Sublessee shall continue to pay rent as set forth in the Sublease.

          (b) OPERATING EXPENSES. The Master Lease requires Sublessor to pay to Master Lessor its proportionate share of increases in the expenses of operating the building and project of which the Premises are a part over a base year, including, but not limited to, real property taxes, utilities and insurance. Such expenses are referred to herein and in the Master Lease as "Operating Expenses." Throughout the Additional Premises Term, Sublessee shall pay to Sublessor as additional rent one hundred percent (100%) of all Operating Expenses payable by Sublessor under the Master Lease during the Term, calculated in accordance with Section 4 of the Master Lease, except that the term "Base Year," for purposes of Sublessee's payment of Operating Expenses, shall mean the full calendar year beginning January 1, 1993 (except for utility payments, for which the term "Base Year" shall mean the full calendar year beginning January 1, 1992). Such additional rent shall be payable as and when Operating Expenses are payable by Sublessor to Master Lessor under the Master Lease. In that regard, Sublessee acknowledges that the Master Lease may provide for the monthly payment by Sublessor of Operating Expenses on the basis of Master Lessor's estimate thereof, and agrees that Sublessee likewise shall pay such additional rent to Sublessor on the basis of any such estimate. Notwithstanding anything herein to the contrary, Sublessee shall pay all excess or after-hours electricity costs and other utility costs and related amounts, as described in Section 16 and elsewhere in the Master Lease, reasonably determined by Sublessor or Master Lessor to be attributable to the Premises or Sublessee's use thereof, directly to Master Lessor or the appropriate supplier. Until the Additional Premises Commencement Date, Sublessee shall continue to pay Operating Expenses as set forth in the Sublease.

     5. OTHER TERMS AS TO ADDITIONAL PREMISES. From and after the Additional Premises Commencement Date, Sublessee shall hold, occupy and surrender the Additional Premises upon all the terms of the Sublease and this Amendment, except that (i) Sublessee shall have no further expansion rights under the Sublease or this Amendment, and (ii) those provisions of the Sublease which are superseded by or inconsistent with the provisions of this Amendment shall have no application to the Additional Premises.

     6. SIGNAGE. Subject to the terms of the Master Lease, Sublessee shall be entitled to a proportionate share of building standard directory and door signage for the Additional Premises, if any such signage rights are allocated to Sublessor under the Master Lease, but Sublessor shall have approval rights regarding the size, location, design and content of such signs. Sublessor shall remove its existing signage at the Additional Premises prior to the Additional Premises Commencement Date and repair any damage caused thereby.

     7. NO ORAL AGREEMENTS. The Sublease and this Amendment contain all of the agreements of the parties with respect to the matters set forth herein, except for those terms and conditions incorporated herein by references. There are no oral agreements or understandings between the parties hereto affecting the Sublease or this Amendment. Neither the Sublease nor this Amendment can be changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement or any waiver, change, modification or discharge is sought.

     8. INCORPORATION OF EXHIBITS. The Exhibits attached hereto are incorporated herein by this reference.

     9. SECURITY DEPOSIT. Upon the execution of the Sublease, Sublessee shall increase the Security Deposit deposited with Sublessor under the Sublease by delivering to Sublessor, in cash, the sum of Thirteen Thousand Eleven and 50/100 Dollars ($13,011.50). Said sum shall be added to the original Security Deposit and governed by the provisions in the Sublease with respect to Security Deposit.

     10. BROKER PARTICIPATION. As part of the consideration for the granting of this Lease, Sublessor and Sublessee represent and warrant to each other, that, to their knowledge, no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Lease on behalf of Sublessor or Sublessee, and that Sublessor and Sublessee know of no broker, agent or finder who is or might be entitled to a commission or compensation in connection with the Sublease or this Amendment. Each party shall hold the other harmless from all damages and indemnify the other for all damages paid or incurred by the other resulting from any claims that may be asserted by any broker, agent or finder based on any statements or representations by Sublessee or Sublessor, as the case may be.

     11. PARKING. Subject to Master Lessor's continuing to make such parking spaces available, Sublessee shall be entitled to the non-exclusive use of all 89 surface parking spaces in the adjacent surface parking area, including any reserved stalls, allotted to Sublessor under the Master Lease, free of charge, coterminous with the Term. Any additional spaces required and available shall be at Master Lessor's current market rates and




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

shall, if available, be located across Douglas Street at a parking area designated by Master Lessor for additional Douglas Plaza parking.

     12. ADDITIONAL RENTAL PAYMENTS. Paragraph 30 of the Sublease is hereby amended and restated in its entirety to provide as follows:

          "30. ADDITIONAL RENTAL PAYMENTS. In addition to the minimum monthly rent, operating expenses and other charges required to be paid by Sublessee hereunder, from and after December 1, 1994 Sublessee agrees to pay to Sublessor, as additional rent for use of the phone system existing in the Premises and described in attached EXHIBIT E, at Sublessor's notice address set forth herein, monthly installments as follows on the first day of each and every calendar month, together with Sublessee's payment of fixed minimum rent, through the Term of the Sublease: $2,500 per month until December 1, 1995; $3,000 per month thereafter. This rental agreement for the phone system may be terminated by Sublessee upon ninety (90) days prior written notice given not prior to December 1, 1995. Such phone system is being provided by Sublessor in an "AS IS", "WHERE IS" and "WITH ALL FAULTS" condition, without warranty or representation of any kind; provided, however, that Sublessee shall maintain such phone system and shall return the phone system to Sublessor at the end of the Term (or earlier termination of the phone system rental agreement as provided above) in good working order and repair, ordinary wear and tear excepted. Sublessee acknowledges and agrees that as part of Sublessee's maintenance and repair of the phone system that Sublessee shall obtain Sublessor's written approval, which shall not be unreasonably withheld, prior to Sublessee undertaking any such maintenance and repair, which for purposes hereof also shall include any additions, purchases, alterations or other services relating to the phone system. All software enhancements to maintain phone system will be retained by Sublessor provided, however, that if requested by Sublessee, Sublessor will use reasonable efforts to obtain available software enhancements for Sublessee's use, the cost of which will be borne entirely by Sublessee. In addition to the foregoing rental payments, effective December 1, 1994 Sublessee also agrees to pay to Sublessor rent for the use of the furniture, equipment and inventory listed on attached EXHIBIT E, at Sublessor's notice address set forth herein, monthly installments of $4,647 on the first day of each and every calendar month throughout the entire Term of the Sublease. Such furniture, equipment and inventory is being provided by Sublessor in an "AS IS", "WHERE IS", and "WITH ALL FAULTS" condition, without warranty or representation of any kind and without regard to the present or future condition of such furniture, equipment and inventory; provided, however, that any such furniture, equipment and inventory may be purchased by Sublessee at the expiration of the Term for $1.00, provided Sublessee is not then in default hereunder with all applicable notice and cure periods expired, in which event such furniture, equipment and inventory shall belong to, and shall be removed by, Sublessee at the expiration of the Term. In the event the Master Lease terminates for any reason, Sublessor shall continue to permit Sublessee to use the phone system, furniture, equipment and inventory described pursuant to the provisions of this Paragraph 30 until the expiration or earlier termination of this Sublease (or any direct lease with Master Lessor), with Master Lessor having the right to receive all payments required of Sublessee under this Paragraph 30 after any such termination of the Master Lease. In addition, if the Master Lease terminates due to a default by Sublessor, Sublessor shall forfeit all right, title, and interest in the phone system, furniture, equipment and inventory described above in this Paragraph 30, all of which shall vest immediately in Master Lessor, and in such event, the payments for phone system, furniture, equipment or inventory shall be made by Sublessee directly to Master Lessor provided that the Master Lessor honors Sublessors obligations hereunder. Nothing contained herein shall entitle Sublessee to any reimbursement of amounts paid prior to December 1, 1994 with respect to the phone system, furniture, equipment or inventory under the Sublease or otherwise."

     13. EXHIBIT E. Exhibit E of the Sublease shall be amended and restated to provide as set forth on Exhibit D hereto.

     14. LEASE IN EFFECT. Sublessor and Sublessee acknowledge and agree that the Sublease, as hereby amended and supplemented, remains in full force and effect in accordance with its terms.



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

          IN WITNESS WHEREOF, the parties have entered into this Amendment as of the day and year first written above.

SUBLESSOR:                             MCDONNELL DOUGLAS TRAVEL COMPANY,
                                       a Maryland corporation

                                       By: /s/ WENDELL MOEN
                                          -----------------------------------
                                          Its: VP Western Region
                                               ------------------------------

SUBLESSEE:                             STARBASE CORPORATION,
                                       a Delaware corporation

                                       By: /s/ ANDREW D. WALL
                                          -----------------------------------
                                          Its: CEO
                                               ------------------------------



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